Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the use of our report dated February 23, 2011, except for Notes 1 and 3, regarding the impact of the adopted new accounting guidance related to the deferral of acquisition costs for insurance and annuity products, as to which the date is February 26, 2013, with respect to the consolidated statements of income, comprehensive income, shareholder’s equity and cash flows of RiverSource Life Insurance Company for the year ended December 31, 2010 included in Post-Effective Amendment No. 22 to the Registration Statement (Form N-4, No. 333-139759) which has been incorporated by reference in this Post-Effective Amendment No. 25 to the Registration Statement (Form N-4, No. 333-139759) for the registration of the RiverSource(R) AccessChoice Select Variable Annuity offered by RiverSource Life Insurance Company.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 11, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No.25 to the Registration Statement on Form N-4, No. 333-139759 of RiverSource Variable Annuity Account for RiverSource® AccessChoice Select Variable Annuity of our report dated February 26, 2013 relating to the consolidated financial statements of RiverSource Life Insurance Company, and our report dated April 22, 2013 relating to the combined statement of additional information and financial statements for RiverSource Variable Annuity Account, which appear in Post-Effective Amendment No. 15 to the Registration Statement on Form N-4, No. 333-139760. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

October 11, 2013